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                                                               EXHIBIT 23.1

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                        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                        -----------------------------------------


            As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 28, 1994 in Marshall & Ilsley Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, and our report dated May 31, 1994 in Marshall & Ilsley Corporation's Current Report on Form 8-K dated September 26, 1994, and to all references to our firm in this Registration Statement.




                                          ARTHUR ANDERSEN LLP



Milwaukee, Wisconsin,
November 18, 1994.


RJE-Consent of Independent Public
(M&I-cip.rje)
11/16/94